UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

VERANO HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 West Hill Street, Suite 400

Chicago, Illinois

(Address of Principal Executive Offices)

60610

(Zip Code)

(312) 265-0730

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

On April 14, 2025, Verano Holdings Corp., a British Columbia corporation (the “Company”), announced that Brett Summerer resigned as Chief Financial Officer of the Company and from all officer and other positions with its subsidiaries. At the time of Mr. Summerer’s resignation, the Company and Mr. Summerer entered into a Resignation Agreement and General Release setting forth the terms of his separation of service with the Company (the “Resignation Agreement”).

Pursuant to the terms of the Resignation Agreement, Mr. Summerer resigned from all his positions as an officer, director, manager and employee of the Company and its subsidiaries and controlled affiliates effective immediately after the close of business on April 11, 2025. Mr. Summerer agreed to release all claims against the Company and its affiliates and related parties which in any way relate to Mr. Summerer’s employment and association with the Company and its affiliates and related parties or the termination of his employment and association. Under the Employment Agreement, dated December 1, 2021, between Mr. Summerer and the Company (the “Summerer Employment Agreement”), Mr. Summerer will also continue to be subject to confidentiality covenants and for a period of 18 months following his resignation, noncompetition and non-solicitation restrictions.

Mr. Summerer will be entitled to the following in exchange for his agreements and releases under the terms of the Resignation Agreement and the Summerer Employment Agreement: (a) cash payments in an aggregate amount of $415,000, less applicable payroll tax deductions, prorated over 12 months; (b) reimbursement for COBRA medical insurance premiums for 12 months; and (c) the vesting in full of 284,908 unvested restricted stock units and unvested cash awards in an aggregate amount of $466,875 previously awarded to Mr. Summerer under the Company’s long term incentive plans. The restricted stock units will be settled in shares of the Company’s Class A subordinate voting shares on a one-to-one basis, and the cash awards will be paid in a lump sum, in each case subject to applicable payroll tax deductions and withholdings.

The foregoing description of the material terms of the Resignation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Resignation Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference herein. There are no disagreements between Mr. Summerer and the Company, its management, the board of directors or any committee of the board of directors or its independent auditor on any matter relating to the Company’s operations, policies or practices, nor any matter regarding accounting principles or practices, financial statement disclosure or internal controls.

Appointment of Chief Financial Officer

On April 11, 2025, Richard Tarapchak was promoted and appointed as the Chief Financial Officer of the Company and its subsidiaries and was designated as the Company’s Principal Financial Officer. Mr. Tarapchak, age 59, has served as Executive Vice President, Finance & Corporate Controller of the Company, as well its Principal Accounting Officer, since July 2022. Upon his appointment as Chief Financial Officer, and upon the appointment of Mr. Heine as Principal Accounting Officer (as described below), Mr. Tarapchak ceased to be the Principal Accounting Officer of the Company. Prior to joining the Company, Mr. Tarapchak served in various accounting and finance roles, including as Vice President Corporate Controller and Chief Accounting Officer of II-VI Incorporated from January 2021 to July 2022, Corporate Controller of Reynolds Group Holdings Limited from 2015 to 2021, Chief Financial Officer of National Material L.P. from 2014 to 2015, and a number of positions at Navistar International Corporation, including, most recently, Senior Vice President and Corporate Controller from 2010 to 2014. Mr. Tarapchak earned a business administration degree from Wittenberg University in 1987 and an MBA in finance and accounting from The Ohio State University in 1992 and is a certified public accountant. Mr. Tarapchak also serves as a board member of the Illinois CPA Society. In connection with Mr. Tarapchak’s appointment to Chief Financial Officer, Mr. Tarapchak’s base salary was set at $415,000, his target short-term annual bonus was set at 100% of base salary and his long-term annual incentive grant was set at 175% of base salary.

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There are no arrangements or understandings between Mr. Tarapchak and any other person pursuant to which he was appointed Chief Financial Officer of the Company. Mr. Tarapchak does not have any family relationships with any director or other executive officer of the Company, and there are no transactions in which Mr. Tarapchak has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Corporate Controller

On April 11, 2025, Josh Heine was promoted and appointed as Vice President, Corporate Controller of the Company, and was designated as the Company’s Principal Accounting Officer. Mr. Heine, age 36, has served as the Company’s Director, Finance – Technical Accounting since February 2024. Prior to joining the Company, Mr. Heine served for over 11 years in various accounting roles in the greater Chicago area with the international accounting firm Deloitte, most recently as an Audit & Assurance Senior Manager for over four years. Mr. Heine earned a Master of Accountancy, a B.B.A. in accounting and a B.B.A. in management from the University of Iowa, the Tippie College of Business. Mr. Heine is a certified public accountant. In connection with Mr. Heine’s appointment to Vice President, Corporate Controller, Mr. Heine’s base salary was set at $255,000, his target short-term annual bonus was set at 70% of base salary and his long-term annual incentive grant was set at 60% of base salary.

There are no arrangements or understandings between Mr. Heine and any other person pursuant to which he was appointed Vice President, Corporate Controller of the Company. Mr. Heine does not have any family relationships with any director or other executive officer of the Company, and there are no transactions in which Mr. Heine has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On April 14, 2025 the Company issued a press release announcing the officer changes described in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Resignation Agreement and General Release between Verano Holdings Corp. and Brett Summerer dated April 13, 2025
99.1	Press release issued on April 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2025	VERANO HOLDINGS CORP.

/s/ Laura Marie Kalesnik
Chief Legal Officer,
General Counsel and Secretary

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